U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       SOUTHERN STATES POWER COMPANY, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

               Delaware                                           94-3350291
  ---------------------------------                          -------------------
     (State or other jurisdiction                             (I.R.S. Employer
  of incorporation or organization)                          Identification No.)



                                                   Corporate Service Center
      2020 West Pinnacle Peak Road              350 S. Center Street, Suite 500
           Phoenix, AZ 85027                             Reno, NV 89501
           (623) 580-7700                                (775) 329-7721
  ---------------------------------            ---------------------------------
     (Address and telephone number of              (Name, address and telephone
 Registrant's Principal Executive Offices)         number of agent for service)

                    2004 Employees and Consultants Stock Plan
               --------------------------------------------------
                            (Full title of the plan)

                        Copies of all communications to:
                          Marc R. Tow & Associates, APC
          3900 Birch Street, Suite 113, Newport Beach, California 92660
                Telephone (949) 975-0544 Facsimile (949) 975-0547

                        Calculation of Registration Fee

  Title of        Amount to be       Proposed          Proposed        Amount of
securities to      Registered        maximum           maximum       registration
be registered                     offering price    offering price        fee
                                    per share
Common Stock,     50,000,000(1)  $       0.014(2)  $    700,000 (2)  $      88.69
par value $0.001

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based upon the closing bid price of the Common Stock on August 6, 2004, as reported on the National Quotation Bureau's Pink Sheets.


                                TABLE OF CONTENTS
                                -----------------

PART I INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS
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  Item 1. Plan Information
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  Item 2. Registrant Information and Employee Plan Annual Information
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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
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  Item 3. Incorporation of Documents by Reference
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  Item 4. Description of Securities
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  Item 5. Interests of Named Experts and Counsel
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  Item 6. Indemnification of Directors and Officers
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  Item 7. Exemption for Registration Claimed
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  Item 8. Exhibits
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  Item 9. Undertakings
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SIGNATURES
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EXHIBIT 4
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EXHIBIT 5
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EXHIBIT 23.1
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EXHIBIT 23.2
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EXHIBIT 24
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


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

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.  PLAN  INFORMATION

See  Item  2  below.

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to 2020 West Pinnacle Peak Road, Phoenix, AZ 85027.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

The following documents filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's latest annual report on Form 10-KSB and any amendments thereto for the fiscal year ended April 30, 2003.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-KSB and any amendments thereto referred to in (a) above.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.


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

ITEM  4.  DESCRIPTION  OF  SECURITIES

Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

Marc R. Tow, a principal at Marc R. Tow & Associates, counsel for the Registrant and giving an opinion on the validity of the securities being registered, will be receiving shares of common stock pursuant to the Registrant's 2004 Employees and Consultants Stock Plan, under this Form S-8 in exchange for legal services to be rendered to the Registrant under an attorney-client contract. These legal services consist of advice and preparation work in connection with reports of the Registrant filed under the Securities Exchange Act of 1934, and other general corporate and securities work for the Registrant.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS
As permitted by the provisions of the General Corporation Law of the State of Delaware (the "Delaware Code"), the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Southern States. Any such person may be indemnified against expense, including attorneys' fees, judgments, fines and settlements in defense of any action, suit or proceeding. Further, the Delaware Code permits a corporation to purchase and maintain liability insurance on behalf of its officers, directors, employees and agents. The Company does not maintain such liability insurance.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

Not  applicable.

ITEM  8.  EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM  9.  UNDERTAKINGS

The  undersigned  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Newport Beach, State of California, on August 6, 2004.

                                             SOUTHERN STATES POWER COMPANY, INC.

                                             /s/ Harrison A. McCoy III
                                             Harrison A. McCoy III, President

                            SPECIAL POWER OF ATTORNEY

The undersigned constitute and appoint Harrison A. McCoy III their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                  Title                     Date
----------------------------  --------------------------------  --------------
/s/ Harrison A. McCoy III     Chief Executive Officer/          August 6, 2004
----------------------------  Secretary/ Treasurer ( principal
Harrison A. McCoy III         financial and accounting
                              officer)/Director

EXHIBIT  INDEX

Exhibit  No.     Description

4 2004 Employees and Consultants Stock Plan, dated August 6, 2004 (filed herewith).

5                Opinion  Re:  Legality  (filed  herewith).

23.1             Consent  of  Accountants  (filed  herewith).

23.2             Consent  of  Counsel  (included  in  Exhibit  5).

24               Special  Power  of  Attorney  (see  signature  page).


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